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                                                                    EXHIBIT 23.1




                              ACCOUNTANTS' CONSENT





The Board of Directors
Medirisk, Inc.



We consent to the use of our reports included and incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.




                                /s/ KPMG PEAT MARWICK LLP




Atlanta, Georgia
May 19, 1998